SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2008

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 2, 2008, Great Plains Energy Incorporated (“Great Plains Energy”) completed the sale of its subsidiary, Strategic Energy, L.L.C. (“Strategic Energy”), to Direct Energy Services, LLC.  In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), Strategic Energy was reported as discontinued operations for all periods presented in Great Plains Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

Great Plains Energy has revised the presentation in its Annual Report on Form 10-K for the year ended December 31, 2007 (“2007 10-K”), to present Strategic Energy as discontinued operations for all periods presented.  This reclassification has no effect on Great Plains Energy’s reported net income for any of the periods presented.

Exhibit 99 to this Current Report on Form 8-K includes Item 6. Selected Financial Data, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 8. Consolidated Financial Statements, and Schedule I – Parent Company Financial Statements and Schedule II - Valuation and Qualifying Accounts and Reserves as listed in Item 15. Exhibits, Financial Statement Schedules from Great Plains Energy’s 2007 Form 10-K, recast to reflect the reclassification for discontinued operations described above.  Exhibit 99 also includes a glossary of terms, cautionary statements regarding certain forward-looking information and the Report of Independent Registered Public Accounting Firm on Great Plains Energy’s financial statements for the periods presented.  The information contained in this Report, including Exhibit 99, does not modify or update any disclosures in the 2007 10-K for matters occurring subsequent to December 31, 2007, except as required to reflect the reclassification for discontinued operations discussed above.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit No.

12	Computation of Ratio of Earnings to Fixed Charges.

23	Consent of Independent Registered Public Accounting Firm.

99
Recast Item 6. Selected Financial Data, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, Item 8. Consolidated Financial Statements, and Schedule I – Parent Company Financial Statements and Schedule II - Valuation and Qualifying Accounts and Reserves as listed in Item 15. Exhibits, Financial Statement Schedules to the Annual Report on Form 10-K of Great Plains Energy Incorporated for the year ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Lori A. Wright
Lori A. Wright
Vice President and Controller

Date:  August 8, 2008.